As filed with the Securities and Exchange Commission on September 21, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Susser Petroleum Partners LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 East Airtex Drive

Houston, Texas 77073

(832) 234-3600

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Susser Petroleum Partners LP 2012 Long Term Incentive Plan

(Full title of the plan)

E.V. Bonner, Jr.

555 East Airtex Drive

Houston, Texas 77073

(832) 234-3600

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Palmer Oelman

Alan P. Baden

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Susser Petroleum Partners LP 2012 Long Term Incentive Plan	Common units representing limited partner interests	1,642,500	$23.17	$38,056,725	$4,362
						>

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered such additional common units representing limited partner interests in Susser Petroleum Partners LP (“Common Units”) as may become issuable pursuant to the adjustment provisions of Susser Petroleum Partners LP 2012 Long Term Incentive Plan.

(2)           Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.  The price per unit being registered hereby is based on the price of $23.17 per unit, which is the average of the high and low trading prices per Common Unit on September 20, 2012, as reported by the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Susser Petroleum Partners LP (the “Registrant”) will send or give to all participants in the Susser Petroleum Partners LP 2012 Long Term Incentive Plan (the “Plan”) document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3     Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed by the Registrant with the Commission:

(a)           The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-177966), originally filed with the Commission on September 21, 2012 (as amended, and including exhibits, the “S-1 Registration Statement”);

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above; and

(c)           The description of the Registrant’s Common Units included under the caption “Description of Common Units” in the Prospectus forming a part of the S-1 Registration Statement, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on September 17, 2012, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Subject to any terms, conditions, and restrictions set forth in an applicable partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership such as the Registrant to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Under the Registrant’s partnership agreement, in most circumstances, it will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar liabilities:

•      The Registrant’s general partner;

•      any departing general partner;

•      any person who is or was an affiliate of the Registrant’s general partner or any departing general partner;

•      any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•      any person who is or was serving at the request of our general partner, any departing general partner, or any of their affiliates as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•      any person who controls our general partner or any departing general partner; and

•      any person designated by our general partner.

Any indemnification under these provisions will only be out of the assets of the Registrant.  Unless the Registrant’s general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification.  The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether the Registrant would have the power to indemnify the person against such liabilities under its partnership agreement.

The Amended and Restated LLC Agreement of the Registrant’s general partner, Susser Petroleum Partners GP LLC, also provides for indemnification of directors and officers of the general partner.

In connection with the Registrant’s initial public offering, the Registrant plans to enter into indemnification agreements with each of the Registrant’s directors. These agreements generally provide that the Registrant will indemnify each of its directors to the fullest extent permitted by law so long as the director has not engaged in any act or omission resulting from fraud, gross negligence, willful breach of any of the organizational documents of the Registrant or the Registrant’s general partner or a willful illegal act (other than an act or omission treated as a criminal violation in a foreign country that is not a criminal violation in the United States).

In connection with the Registrant’s initial public offering the Registrant entered into an agreement with its underwriters which contains indemnification and contribution provisions.

The Plan provides that the committee that administers the Plan (the “Committee”) and all members thereof are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant, the Registrant’s general partner, any of the Registrant’s subsidiaries, the Registrant’s or its general partner’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Registrant’s general partner, the Registrant, or any of their subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant’s general partner with respect to any such action or determination.

Reference is made to Item 9 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1

Certificate of Limited Partnership of Susser Petroleum Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-182276), filed on June 22, 2012).

4.2

Agreement of Limited Partership of Susser Petroleum Partners LP (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-182276), filed on June 22, 2012).

4.3

Susser Petroleum Partners LP 2012 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-182276), filed on September 10, 2012).

4.4	Form of Phantom Unit Award Agreement (incorporated by reference to Exhibit 10.9 to the Registrant’s Form S-1 Registration Statement (File No. 333-182276), filed on August 29, 2012).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*    Filed herewith.

Item 9.    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 20, 2012.

SUSSER PETROLEUM PARTNERS LP
by SUSSER PETROLEUM PARTNERS GP LLC

By:	/s/ Sam L. Susser
Name: Sam L. Susser
Title: Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam L. Susser, and Mary Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on September 20, 2012.

Signature	Title

/s/ Sam L. Susser	Chief Executive Officer and Chairman of the Board
Sam L. Susser	(Principal Executive Officer)

/s/ Mary Sullivan	Executive Vice President, Chief Financial Officer and Treasurer
Mary Sullivan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sam J. Susser	Director
Sam J. Susser

/s/ Armand S. Shapiro	Director
Armand S. Shapiro

/s/ David P. Engel	Director
David P. Engel

/s/ Bryan F. Smith, Jr.	Director
Bryan F. Smith, Jr.

/s/ Rob L. Jones	Director
Rob L. Jones